Exhibit 1.01

Conflict Minerals Report

This Conflict Minerals Report (the “Report”) has been prepared pursuant to Rule 13p-1 (the “Conflict Minerals Rule”) under the Securities Exchange Act of 1934 (the “Exchange Act”) for the reporting period from January 1, 2024 to December 31, 2024. In this Report, “Standard Motor Products,” “we,” “us,” “our” and the “Company” refer to Standard Motor Products, Inc. and its consolidated subsidiaries, excluding Foshan GWOYNG SMP Vehicle Climate Control & Cooling Products Co. Ltd. and AX V Nissens III ApS (now known as SMP Nissens III ApS) and its direct and indirect subsidiaries (“Nissens Automotive”), in accordance with SEC rules.

Company Overview

We are a leading manufacturer and distributor of premium replacement parts in the automotive aftermarket and a custom-engineered solutions provider to vehicle and equipment manufacturers in diverse non-aftermarket end markets. Our business is organized into four operating segments: Vehicle Control, Temperature Control, Nissens Automotive and Engineered Solutions. Nissens Automotive is a new operating segment created in the fourth quarter of 2024 following the completion of our acquisition of Nissens Automotive in November 2024. Our Vehicle Control, Temperature Control and Nissens Automotive operating segments supply the automotive aftermarket with premium replacement parts in largely non-discretionary categories. Our products are primarily used to perform non-discretionary repairs that extend the service life of vehicles by replacing critical components that have failed over time and that are necessary for vehicles to operate as designed. Our Engineered Solutions operating segment offers a broad array of conventional and future-oriented technologies in markets for commercial and light vehicles, construction, agriculture, power sports, marine, hydraulics and lawn and garden. In each segment – Vehicle Control, Temperature Control, Nissens Automotive and Engineered Solutions – we source materials, component parts and finished goods through a complex supply chain, in which we are many tiers downstream from the smelters and refiners of minerals in our supply chain. Parts that we distribute but do not manufacture or contract to be manufactured are outside of the scope of this Report.

Conflict Minerals Policy

In February 2013, we endorsed a policy against the use of columbite-tantalite (coltan), cassiterite, gold, wolframite, tantalum, tin and tungsten (collectively, “Conflict Minerals”) that directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or any adjoining country (collectively, the “Conflict Region”). Our policy is publicly available at smpcorp.com under “Governance— Charters & Policies—Conflict Minerals Policy Statement.”

Due Diligence Process

We have developed risk-based due diligence measures that are designed to conform, in all material respects, with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related Supplements on Tin, Tantalum, Tungsten and Gold.

Our Management Systems.

In January 2013, we established a steering committee to manage our Conflict Minerals compliance program. The committee is comprised of subject matter experts from relevant departments within our organization, including members from upper management within legal, finance and procurement. The committee is primarily responsible for overseeing and conducting our country of origin inquiry and due diligence on the source and chain of custody of Conflict Minerals in our supply chain, and reporting the results of our due diligence efforts to the Chief Legal Officer of the Company. The Chief Legal Officer periodically briefs other executive officers and the Board of Directors of the Company on the results of these efforts, and our reporting obligations under the Conflict Minerals Rule.

On an annual basis, we perform a scoping exercise that is designed to identify all of our direct suppliers of products that could potentially contain Conflict Minerals (our “in-scope suppliers”). We then make good faith efforts to obtain from our in-scope suppliers information regarding the usage, origination and sourcing of Conflict Minerals in our supply chain using the Conflict Minerals Reporting Template (“CMRT”), developed by the Responsible Minerals Initiative (“RMI”) (formerly known as the Conflict-Free Sourcing Initiative).

We seek to educate our in-scope suppliers on our Conflict Minerals Policy Statement and our reporting obligations under the Conflict Minerals Rule through formal and informal communications. In addition, we currently provide our in-scope suppliers with free access to additional compliance tools, including web-based training courses and information relating to best practices for Conflict Minerals compliance and the Conflict Minerals Rule.  We also refer our in-scope suppliers to various external sources of information, such as the RMI’s website, currently available at www.responsiblemineralsinitiative.org. Furthermore, as we enter into new, long-term supply agreements with all of our direct suppliers, we make good faith efforts to incorporate terms that obligate our direct suppliers to provide information in sufficient detail to enable us to comply with all of our and our customers’ due diligence and disclosure requirements under the Conflict Minerals Rule.

We maintain the dedicated e-mail address “conflictminerals@smpcorp.com” for all communications relating to our Conflict Minerals compliance program. We have also established several reporting channels for our employees, customers and suppliers, and any other interested persons, to report any actions that they perceive to be unlawful, unethical or in violation of our policies, including our Conflict Minerals Policy Statement. For additional details on these reporting channels, please refer to the section captioned “Reporting Concerns” in our Code of

Ethics, available at smpcorp.com under “Our Company – Governance - Charters & Policies - Code of Ethics.”

How We Identify and Assess Risk in Our Supply Chain.

As a result of the breadth of our product coverage and the complexity of our parts, and the corresponding size and depth of our supply chain, it is difficult to identify parties who are upstream from our direct suppliers. We therefore rely on our in-scope suppliers to report timely, accurate and complete information regarding the source and chain of custody of Conflict Minerals contained in the products supplied to us. Our in-scope suppliers are similarly reliant on information provided by their suppliers. Based on the responses that we receive from our in-scope suppliers, we seek to identify the smelters and refiners in our supply chain that were reported to have processed Conflict Minerals that were sourced from the Conflict Region. We then make good faith efforts to verify whether those smelters and refiners are conforming to the RMI’s Responsible Minerals Assurance Process (“RMAP”, formerly known as the Conflict-Free Smelter Program) or an equivalent third-party audit program.

Where we are unable to identify these smelters and refiners, and verify that they are conforming to the RMAP or an equivalent third-party audit program, we consider certain criteria to assess risks relating to the Conflict Minerals that were reported to have been in our supply chain, including:
•the timeliness, accuracy and completeness of the reporting supplier’s responses to our follow-up inquiries;
•whether the reporting supplier provides information on a company-, divisional- or part-level basis;
•any information that is known to us concerning the material composition of the products that were sourced from the reporting supplier; and
•the quantities and types of products that were sourced from the reporting supplier.

Our Strategy to Respond to Identified Risks.

    We implement a tiered approach to managing identified risks relating to Conflict Minerals in our supply chain. Our approach is based upon our assessment of those risks, taking into account, among other things, the criteria described immediately above under the sub-heading “How We Identify and Assess Risk in Our Supply Chain.” We believe that our internal reporting channels, whereby the Conflict Minerals steering committee reports to the Chief Legal Officer, who then reports to other executive officers and the Board of Directors of the Company, ensures that we implement reasonable and appropriate measures to mitigate the identified risks.

Independent Third-Party Audits of Supply Chain Due Diligence.

    We do not have a direct relationship with smelters and refiners of Conflict Minerals. Accordingly, we do not perform or direct audits of these facilities. We support audits conducted by the RMI and anticipate continuing to leverage the information made available through the RMAP and any equivalent third-party audit programs.

Our Report on Supply Chain Due Diligence.

Our Conflict Minerals Policy Statement and this Report are publicly available at smpcorp.com under “Our Company - Governance - Charters & Policies - Conflict Minerals Policy Statement” and “- Conflict Minerals Report,” respectively.

Due Diligence Results

We have determined that, with respect to three of our segments – Vehicle Control, Temperature Control and Engineered Solutions, Conflict Minerals are necessary to the functionality or production of products that were manufactured or contracted to be manufactured by the Company during the 2024 calendar year. Accordingly, we conducted in good faith a reasonable country of origin inquiry and due diligence on the source and chain of custody of those Conflict Minerals to determine whether they originated in the Conflict Region, or were from recycled or scrap sources.

Through the application of our scoping criteria, our efforts focused on in-scope suppliers representing approximately 58% of our total procurement activities (by dollar value). We received responses from approximately 71% (by dollar value) of these in-scope suppliers. We reviewed all of the responses we received, and engaged in further follow-up communications with any in-scope supplier who provided untimely, incomplete or inconsistent responses.

Based on the information that we received from our in-scope suppliers, we identified 368 smelters and refiners as having potentially processed Conflict Minerals contained in products that we manufactured or contracted to be manufactured. However, most of our in-scope suppliers were unable to provide information relating solely to our procurement activities. For example, these suppliers commonly provided general information on a company- or divisional-level basis, which we believe resulted in the inclusion of smelters and refiners that are not actually in our supply chain. Furthermore, we have reason to believe that these smelters and refiners do not represent all of the smelters and refiners in our supply chain that may have processed Conflict Minerals. A large number of our in-scope suppliers reported that they were unable to obtain responses from all of their suppliers, or were unable to obtain timely or reasonably accurate and complete information regarding the identity of smelters and refiners in their supply chain. We also determined that certain information reported to us could not reasonably be relied upon, as it appeared to be incomplete, inconsistent or unverifiable.

We believe that at least 78 of the 368 smelters and refiners reported to the Company may have processed Conflict Minerals that were sourced from the Conflict Region. However, after exercising the due diligence measures described in this Report, we do not have sufficient information to determine with certainty which of these smelters and refiners actually processed the Conflict Minerals in products that we manufactured or contracted to be manufactured, or the countries of origin or the mines or locations of origin of the Conflict Minerals contained in such products.

In accordance with applicable guidance issued by the Securities and Exchange Commission staff, we have not obtained an independent private sector audit of this Report.
Actions to Mitigate Risk

We will continue to work with our direct suppliers to obtain from them more timely, accurate and complete information regarding the identity of smelters and refiners of Conflict Minerals reported to be in our supply chain. To the extent that we are able to influence the sourcing decisions of our direct suppliers, we intend to encourage these suppliers to source Conflict Minerals from smelters and refiners that have been determined by RMI to conform to the RMAP or an equivalent third-party audit program. The table on Appendix I lists the smelters and refiners who were reported by our in-scope suppliers, and who have been determined by RMI to conform to the RMAP.

As we enter into new, long-term supply agreements with these direct suppliers, we will continue to incorporate terms that obligate our direct suppliers to provide information in sufficient detail to enable us to comply with all of our and our customers’ due diligence and disclosure requirements under the Conflict Minerals Rule. We will also continue to work with our direct suppliers to educate them on our Conflict Minerals Policy Statement and our reporting obligations under the Conflict Minerals Rule.

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APPENDIX I

Conflict Mineral	Smelter or Refiner Name & ID
Tungsten	A.L.M.T. Corp.	CID000004
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Advanced Chemical Company	CID000015
Gold	Agosi AG	CID000035
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Tin	Alpha	CID000292
Tantalum	AMG Brasil	CID001076
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Gold	Aurubis AG	CID000113
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden Ronnskar	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Gold	Chimet S.p.A.	CID000233
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tin	China Tin Group Co., Ltd.	CID001070
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Gold	Chugai Mining	CID000264
Gold	Coimpa Industrial LTDA	CID004010
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tungsten	Cronimet Brasil Ltda	CID003468
Tin	CV Ayi Jaya	CID002570
Tin	CV Venus Inti Perkasa	CID002455
Tantalum	D Block Metals, LLC	CID002504
Gold	Dowa	CID000401
Tin	Dowa	CID000402
Tin	DS Myanmar	CID003831
Gold	DSC (Do Sung Corporation)	CID000359

Conflict Mineral	Smelter or Refiner Name & ID
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Elite Industech Co., Ltd.	CID004755
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tin	Fenix Metals	CID000468
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Gold	GG Refinery Ltd.	CID004506
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754
Tungsten	Global Tungsten & Powders LLC	CID000568
Gold	Gold by Gold Colombia	CID003641
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Gold	Heimerle + Meule GmbH	CID000694
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	Japan Mint	CID000823
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Gold	Jiangxi Copper Co., Ltd.	CID000855
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321

Conflict Mineral	Smelter or Refiner Name & ID
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazzinc	CID000957
Tantalum	KEMET de Mexico	CID002539
Tungsten	Kenee Mining Corporation Vietnam	CID004619
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	Lianyou Resources Co., Ltd.	CID004397
Gold	LS MnM Inc.	CID001078
Gold	LT Metal Ltd.	CID000689
Tin	Luna Smelter, Ltd.	CID003387
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan High-Tech Materials	CID002543
Gold	Materion	CID001113
Tantalum	Materion Newton Inc.	CID002548
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Tin	Metallic Resources, Inc.	CID001142
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Tin	Mineracao Taboca S.A.	CID001173
Tantalum	Mineracao Taboca S.A.	CID001175
Tin	Mining Minerals Resources SARL	CID004065
Tin	Minsur	CID001182

Conflict Mineral	Smelter or Refiner Name & ID
Tin	Mitsubishi Materials Corporation	CID001191
Gold	Mitsubishi Materials Corporation	CID001188
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MKS PAMP SA	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Tungsten	Niagara Refining LLC	CID002589
Gold	Nihon Material Co., Ltd.	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Tin	Operaciones Metalurgicas S.A.	CID001337
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Gold	Planta Recuperadora de Metales SpA	CID002919
Tantalum	PowerX Ltd.	CID004054
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Serumpun	CID003205
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	PT Premium Tin Indonesia	CID000313
Tin	PT Prima Timah Utama	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	PT Rajehan Ariq	CID002593
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468

Conflict Mineral	Smelter or Refiner Name & ID
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Timah Nusantara	CID001486
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Gold	PX Precinox S.A.	CID001498
Tantalum	QuantumClean	CID001508
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	REMONDIS PMR B.V.	CID002582
Tin	Resind Industria e Comercio Ltda.	CID002706
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Gold	Royal Canadian Mint	CID001534
Tin	Rui Da Hung	CID001539
Gold	SAFINA A.S.	CID002290
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Tin	Super Ligas	CID002756
Gold	T.C.A S.p.A	CID002580
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403
Tantalum	Taki Chemical Co., Ltd.	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Telex Metals	CID001891
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Tin Technology & Refining	CID003325
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	TOO Tau-Ken-Altyn	CID002615
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980

Conflict Mineral	Smelter or Refiner Name & ID
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	WEEEREFINING	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Gold	WIELAND Edelmetalle GmbH	CID002778
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tin	Woodcross Smelting Company Limited	CID004724
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Gold	Yamakin Co., Ltd.	CID002100
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Gold	Yokohama Metal Co., Ltd.	CID002129
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224